UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2005 (July 8, 2005)

IMPLANT SCIENCES CORPORATION

 (Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5
Wakefield, Massachusetts 01880

 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

 (Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

On July 6, 2005, Implant Sciences Corporation (the “Company”) closed a $3.0 million secured term note from Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”).  Net proceeds from the financing are to be used for increasing the capacity of the Quantum Sniffer Production Line, increasing unit inventories and the repayment of certain indebtedness due and owing by the Company to the former shareholders of Accurel Systems International.  As part of the financing, the Company paid Laurus Capital Management, LLC, the manager of Laurus, a closing payment equal to $135,000, plus due diligence and legal expenses of $12,000.

The investment, which takes the form of a secured term note (the “Note”) secured by substantially all of the Company’s assets, has a 4-month term and bears interest at a rate equal to prime plus 1% per annum.  In connection with the financing, on September 30, 2005, the Company will issue Laurus a common stock purchase warrant (the “Warrant”) to purchase up to 250,000 shares of the Company’s common stock at a price equal to $3.75 per share.

The following describes certain of the material terms of the financing transaction with Laurus. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

Maturity Date:     November 6, 2005. Under certain circumstances, the Maturity Date will be extended to December 6, 2005.

Payment of Interest and Principal:  Principal and accrued interest will be paid on the maturity date, if not sooner.

Warrant Terms:  The Company has agreed to issue to Laurus, on September 30, 2005, a five-year warrant to purchase up to 250,000 shares of common stock of the Company at an exercise price of $3.75 per share. This warrant must be exercised by Laurus for cash.

Security for Note:  The Note is secured by a lien on substantially all of the Company’s assets.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of a secured term note in the amount of $3.0 million.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that will include the issuance of warrants at a later date which are convertible into shares of the Company’s common stock.

Item 9.01.  Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1         Form of Securities Purchase Agreement, dated as of July 6, 2005, by and between the Company and Laurus Master Fund, Ltd.

10.2         Form of Secured Term Note, dated as of July 6, 2005, by the Company in favor of Laurus Master Fund, Ltd.

10.3         Form of Subsidiary Guaranty, dated as of July 6, 2005, by the Company in favor of Laurus Master Fund, Ltd.

10.4         Form of Common Stock Purchase Warrant, by the Company in favor of Laurus Master Fund, Ltd.

10.5         Form of Funds Escrow Agreement

10.6         Form of Master Security Agreement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 14, 2005	Implant Sciences Corporation

/s/ A. J. Armini
Name: A. J. Armini
Title: President and CEO